Exhibit 23

Consent of Independent Registered Public Accounting Firm

Florida Public Utilities Company

West Palm Beach, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Florida Public Utilities Company’s Employee Stock Purchase Plan of our report dated March 25, 2008, relating to the consolidated financial statements of Florida Public Utilities Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

West Palm Beach, Florida	/s/ BDO Seidman, LLP
June 27, 2008	Certified Public Accountants